EXHIBIT 5

LAW OFFICES
Silver,  Freedman  &  Taff,  L.L.P.

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

3299 K Street, N.W., Suite 100
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX:   (202) 337-5502
WWW.SFTLAW.COM

May 21, 2008

VIA EDGAR

Board of Directors
Sunshine Savings Bank
1400 East Park Avenue
Tallahassee, FL 32301

Members of the Board of Directors:

We have acted as special counsel to Sunshine Financial, Inc., a federal corporation (the “Holding Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the “Registration Statement”), relating to the issuance of up to 1,071,225 shares of the Holding Company’s common stock, par value $.01 per share (the “Common Stock”).  The offering of the shares of Common Stock for sale to the public are being made in accordance with the Plan of Reorganization and Stock Issuance (the “Plan”).  In this regard, we have examined the Charter and Bylaws of the Holding Company, resolutions of the Board of Directors of the Holding Company, the Plan and such other documents and matters of law as we deemed appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Holding Company’s Registration Statement and to the references to Silver, Freedman & Taff, L.L.P. under the heading “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ SILVER, FREEDMAN & TAFF, L.L.P. SILVER, FREEDMAN & TAFF, L.L.P.